UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On May 26, 2010, the registrant sold 1,000 of its Series A Nonvoting Preferred Shares to its parent company SCANA Corporation for an aggregate purchase price of $100,000 in cash.  The shares were sold in a private transaction in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

South Carolina Electric & Gas Company
(Registrant)

May 26, 2010	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller